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                                                                EXHIBIT 16 (b)
                 CALIFORNIA INSURED MUNICIPAL BOND FUND CLASS B
                          FEBRUARY 26,1993-MAY 31,1993
                        AVERAGE ANNUAL AND TOTAL RETURNS

                                                   Since
                                                 Inception          Since
                                                   Avg.           Inception
                                                  Annual            Total
                                                  Return           Return*
                                                 ---------       ---------
Initial Investment............................   $1,000.00       $1,000.00
Divided by Net Asset Value....................       10.00           10.00
                                                 ---------       ---------
Equals Shares Purchased.......................      100.00          100.00
Plus Shares Acquired through
Dividend Reinvestment.........................        0.99            0.99
                                                 ---------       ---------
Equals Shares Held at 5/31/93.................      100.99          100.99
Multiplied by Net Asset Value at 5/31/93......        9.86            9.86
                                                 ---------       ---------
Equals Ending Value before deduction
for contingent deferred sales charge..........      995.80          995.80
Less deferred sales charge....................      (39.30)           0.00
                                                 ---------       ---------
Equals Ending Redeemable Value at $1,000
Investment (ERV)..............................    $ 956.50        $ 995.80
                                                 ---------       ---------
Divided by $1,000 (P).........................      0.9565          0.9958
Subtract 1....................................     -0.0435         -0.0042
Expressed as a percentage equals the..........
Aggregate Total Return for the Period (T).....       -4.35%
                                                 =========
Expressed as a percentage equals the
Aggregate Total Return for the Period.........                       -0.42%
                                                                 =========
ERV divided by P..............................     0.9565
Raise to the power of.........................     3.8830
Equals........................................     0.8414
Subtract 1....................................    -0.1586
Expressed as a percentage equals the
Average Annualized Total Return...............     -15.86%
                                                 ========
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

*Does not include sales charge for the period.